SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 6, 2000

OPAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

33-18834-LA
(Commission file number)

Nevada	87-0306464
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

Unit 2810, 28/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
(Address of principal executive offices) (Zip code)

011-852-2517-7674
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

(a) Resignation of Independent Accounting Firm

(i) Grant Thornton, the Registrant’s certifying accountant was terminated as the Company’s auditor on December 6, 2000.

(ii) The certifying accountant’s report on the financial statements for the past two years contained no adverse opinion, no disclaimer of opinion nor was qualified or modified as to uncertainty audit scope or accounting principals.

(iii) Not applicable.

(iv)During the preceding two years and subsequent interim periods preceding their resignation, the Registrant had no disagreements with the certifying accountants on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the certifying accountants, would have caused it to make reference to the subject matter of the disagreements in connection with their report.

(v) Not applicable.

(b) Engagement of New Independent Accountants

        On December 6, 2000, the Registrant’s board of directors formally engaged Moores Rowland as its new certifying accountants (the “new accounting firm”) to audit the Registrant’s financial statements.

        The Registrant, during the two most recent fiscal years and the subsequent interim periods prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).

Item 7. Financial Statements and Exhibits

(c) Exhibits

 16.1 Letter from Grant Thornton

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPAL TECHNOLOGIES, INC.

By: /s/ Eric Cheng
    ---------------------
    Eric Cheng, President
Date: December 7, 2000

Grant Thornton

Certified Public Accountants

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Opal Technologies, Inc.

Gentlemen:

We have acted as the Certifying Accountant for the afore-mentioned Registrant for the fiscal year ended December 31, 1999. We were not re-elected as the Registrant’s Certifying Accounant for the fiscal year ended December 31, 2000. We have been provided with the required disclosures made by the Registrant to the U.S. Securities & Exchange Commission. Upon review of the disclosures and statements contained in the Form 8-K, this firm agrees with such disclosures and statements made by the Registrant pursuant to Item 304(a)(1) of Regulation S-K and hereby consents to the inclusion of this letter as an exhibit to Form 8-K.

Sincerely,

Grant Thornton